UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

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ALBEMARLE CORPORATION
(Exact name of registrant as specified in charter)
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Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4250 Congress Street, Suite 900
Charlotte, North Carolina 28209
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (980) 299-5700
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, $.01 Par Value	ALB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Upsize of Commercial Paper Program

On May 17, 2023, Albemarle Corporation (the “Company”) entered into definitive documentation to increase the size of its existing commercial paper program that was initiated on May 29, 2013 (the “CP Program”), under which the Company may issue short-term, unsecured commercial paper notes (the “Notes”) pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The maximum aggregate face amount of Notes outstanding at any time is $1.5 billion (up from $750 million prior to the increase).

The Notes will be sold under customary market terms in the U.S. commercial paper market at a discount from par, or alternatively, at par and bear interest at rates that will vary based upon market conditions at the time of issuance. The maturities of the Notes may vary, but may not exceed 397 days from the date of issuance. The Company has not issued any Notes that are outstanding as of the date of this Current Report on Form 8-K.

Amounts available under the CP Program may be borrowed, repaid, and re-borrowed from time to time. The proceeds of any issuance of the Notes are expected to be used for general corporate purposes, including without limitation, repayment of other indebtedness of the Company.

The Company’s revolving credit agreement is available to repay the Notes, if necessary.

As of the date of this Current Report on Form 8-K, five commercial paper dealers each act as a dealer under the CP Program (each a “Dealer” and, collectively, the “Dealers”) pursuant to the terms and conditions of dealer agreements entered into between the Company and each Dealer (each, a “Dealer Agreement”). Each Dealer Agreement provides the terms under which the applicable Dealer may either purchase the Notes from the Company or arrange for the sale by the Company of the Notes to one or more purchasers, in each case pursuant to a private placement exemption from federal and state securities laws. Each Dealer Agreement contains customary representations, warranties, covenants and indemnification provisions. A national bank will act as issuing and paying agent under the CP Program.

The Notes have not been and will not be registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

From time to time, one or more of the Dealers and certain of their respective affiliates have provided, and may in the future provide, commercial banking, investment banking, and other financial advisory services to the Company and its affiliates for which they have received or will receive customary fees and expense reimbursements. In addition, one or more of the Dealers and their respective affiliates may be a lender to the Company, and proceeds from the sale of the Notes may be used to repay indebtedness owed to such lending affiliate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBEMARLE CORPORATION

Date:	May 17, 2023	By:	/s/ Kristin M. Coleman
Kristin M. Coleman
Executive Vice President, General Counsel and Corporate Secretary